Exhibit 20.7
Page 1 of 3
                    Navistar Financial 1998 - A Owner Trust
                        For the Month of October 1998
                    Distribution Date of November 16, 1998
                            Servicer Certificate #6

Original Pool Amount                                      $500,864,370.04



Beginning Pool Balance                                    $432,013,776.99
Beginning Pool Factor                                         0.862536453

Principal and Interest Collections:
     Principal Collected                                   $14,717,773.56
     Interest Collected                                     $3,307,302.61

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $638,135.36
Total Additional Deposits                                     $638,135.36

Repos / Chargeoffs                                          $1,056,920.96
Aggregate Number of Notes Charged Off                                  86

Total Available Funds                                      $18,509,447.13

Ending Pool Balance                                       $416,392,846.87
Ending Pool Factor                                              0.8313485

Servicing Fee                                                 $360,011.48

Repayment of Servicer Advances                                $153,764.40

Reserve Account:
     Beginning Balance  (see Memo Item)                    $22,207,109.84
     Target Percentage                                               5.25%
     Target Balance                                        $21,860,624.46
     Minimum Balance                                       $10,017,287.40
     (Release) / Deposit                                     ($346,485.38)
     Ending Balance                                        $21,860,624.46

Current Weighted Average APR:                                       9.522%
Current Weighted Average Remaining Term (months):                   45.34

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days           $1,629,613.25      1,418
                                31 - 60 days            $362,845.35        293
                                60+  days               $117,624.63         75

     Total:                                           $2,110,083.23      1,419

     Balances:                  60+  days             $2,837,240.02         75

Memo Item - Reserve Account
     Prior Month                                     $21,725,528.22
+    Invest. Income                                      $93,560.37
+    Excess Serv.                                       $388,021.25
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $22,207,109.84

Exhibit 20.7
Page 2 of 3
Navistar Financial 1998 - A Owner Trust
For the Month of October 1998

                                                                          NOTES
                                                      TOTAL             CLASS A            CLASS B
                                               $500,864,370.04     $483,334,000.00     $17,530,370.04
Original Pool Amount
Distributions:
     Distribution Percentages                                               96.50%              3.50%
     Coupon                                                                  5.94%              6.10%

Beginning Pool Balance                         $432,013,776.99
Ending Pool Balance                            $416,392,846.87

Collected Principal                             $14,564,009.16
Collected Interest                               $3,307,302.61
Charge - Offs                                    $1,056,920.96
Liquidation Proceeds / Recoveries                  $638,135.36
Servicing                                          $360,011.48
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $18,149,435.65

Beginning Balance                              $432,013,776.99     $416,893,177.71     $15,120,599.28

Interest Due                                     $2,140,484.28       $2,063,621.23         $76,863.05
Interest Paid                                    $2,140,484.28       $2,063,621.23         $76,863.05
Principal Due                                   $15,620,930.12      $15,074,197.57        $546,732.55
Principal Paid                                  $15,620,930.12      $15,074,197.57        $546,732.55

Ending Balance                                 $416,392,846.87     $401,818,980.14     $14,573,866.73
Note / Certificate Pool Factor                                              0.8313             0.8313
   (Ending Balance / Original Pool Amount)
Total Distributions                             $17,761,414.40      $17,137,818.80        $623,595.60

Interest Shortfall                                       $0.00               $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00
      (required from Reserve)
Excess Servicing                                   $388,021.25
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                  $22,207,109.84
(Release) / Draw                                  ($346,485.38)
Ending Reserve Acct Balance                     $21,860,624.46

Exhibit 20.7
Page 3 of 3
Navistar Financial 1998 - A Owner Trust
For the Month of October 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                              5                 4                  3                   2                   1
                                           Jun-98            Jul-98             Aug-98              Sep-98              Oct-98
Beginning Pool Balance               $488,059,586.49    $474,476,092.82    $459,034,334.29     $446,829,125.54     $432,013,776.99

A)  Loss Trigger:
    Principal of Contracts Charged Off   $658,542.49        $836,278.20      $1,103,290.85         $644,924.62       $1,056,920.96
    Recoveries                               $960.90         $47,843.20        $821,318.94         $528,631.29         $638,135.36

    Total Charged Off (Months 5, 4, 3)                    $2,598,111.54
    Total Recoveries (Months 3, 2, 1)                     $1,988,085.59
    Net Loss / (Recoveries) for 3 Mos                       $610,025.95(a)

    Total Balance (Months 5, 4, 3)                    $1,421,570,013.60(b)

    Loss Ratio Annualized  [(a/b) * (12)]                       0.51495%

    Trigger:  Is Ratio > 1.5%                                        No
                                                                                Aug-98              Sep-98              Oct-98

B)  Delinquency Trigger:                                                     $2,759,549.87       $3,664,072.32       $2,837,240.02
    Balance delinquency 60+ days                                                  0.60116%            0.82002%            0.65675%
    As % of Beginning Pool Balance                                                0.40105%            0.60196%            0.69264%
    Three Month Average

    Trigger:  Is Average > 2.0%                                      No

C)  Noteholders Percent Trigger:                                4.36458%
    Ending Reserve Account Balance
    not less than 1% of Initial Aggregate
    Receivables Balance

    Trigger:  Is Minimum < 1.0%                                      No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer